EXHIBIT 99.4


                                                  PRESS RELEASE


FOR IMMEDIATE RELEASE

CONTACT:  Jonathan B. Weis
          Director of Corporate Communications
          Entertainment Properties Trust
          (816) 472-1700

          Joe Keenan, Sturges & Word Inc.
          (816) 221-7500



             ENTERTAINMENT PROPERTIES TRUST ANNOUNCES
                 TAX TREATMENT FOR 1997 DIVIDEND

     KANSAS CITY, MO. (January 29, 1998)   Entertainment
Properties Trust, a Maryland Real Estate Investment Trust ("Entertainment Properties" or the "Company") (NYSE:EPR) today announced the taxable composition of distributions declared on its Common Shares as follows:

DECLARATION   RECORD   PAYMENT  DISTRIBUTION  ORDINARY  RETURN OF   TO BE
DATE          DATE     DATE     PER SHARE     TAXABLE   CAPITAL    REPORTED
                                              INCOME    1997       AS 1998
                                               1997              DISTRIBUTIONS
_______________________________________________________________________________
12/18/97       12/29/97  1/12/98   $0.18      100%      0.0%         0.0%

     Entertainment Properties Trust is a Real Estate Investment Trust whose principal business strategy is to acquire and develop a diversified portfolio of high-quality properties leased to major entertainment-themed business operators. The company's common stock is traded on the New York Stock Exchange under the ticker symbol EPR.